                            PURCHASE AGREEMENT
                            ------------------


THIS AGREEMENT dated as of the 30th day of April, 2001


BETWEEN:

          GLEN MACDONALD, of #303 - 1334 Cardero Street,
          Vancouver, BC, Canada, V6G 2J3

          (hereinafter called the "vendor")

AND:

          NORMARK VENTURES CORP., a Nevada corporation, having its registered office at 2300 West
          Sahara Avenue, Suite 500, Box 18, Las Vegas,
          NV, 89102

          (hereinafter called the "Purchaser")



WHEREAS:

A. The Vendor is the sole recorded and beneficial owner of the property described in Schedule "A" hereto (the "Property");

B. The Vendor wishes to sell an undivided 100% interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

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                                2

VENDOR'S REPRESENTATIONS AND WARRANTIES
---------------------------------------

1.        The Vendor represents and warrants to the Purchaser that:

     (a) It is the sole recorded and beneficial owner of an undivided l00% interest in and to the Property;

     (b) The claims comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule "A" and are valid and subsisting mineral claims as at the date of this Agreement;

     (c) The Property is in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made;

     (d) The Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor's knowledge, any of its predecessors in interest or title, have done anything whereby the Property may be encumbered; and

     (e) It has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest.

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                                3

PURCHASER'S REPRESENTATIONS AND WARRANTIES
------------------------------------------

2.        The Purchaser represents and warrants to the Vendor that:

     (a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

     (b) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Purchaser or any shareholders= or directors= resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject; and

     (c) no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES
------------------------------------------

3. The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor=s favour without

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                                4

prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor=s representations in the Purchaser=s favour.

PURCHASE AND SALE
-----------------

4. The Vendor hereby sells and assigns and the Purchaser hereby purchases an undivided 100% interest in and to the Property for the sum of $10,000 the receipt of which is hereby acknowledged.

ROYALTY
-------

5. (a) The Purchaser shall pay to the Vendor a royalty equal to 2% of Net Smelter Returns on the terms and conditions as set out in this paragraph and in Schedule "B".

     (b) Instalments of the Royalty payable shall be paid by the Purchaser to the Vendor immediately upon the receipt by the Purchaser of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

     (c) Within 120 days after the end of each fiscal year, commencing with the year in which production from the Property occurs, the accounts of the Purchaser relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Purchaser at its expense. The Vendor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

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                                5

     (d) If such audited financial statements disclose any overpayment of Royalty by the Purchaser during the fiscal year, the amount of the overpayment shall be deducted from future instalments of Royalty payable.

     (e) If such audited financial statements disclose any underpayment of Royalty by the Purchaser during the year, the amount thereof shall be paid to the Vendor forthwith after determination thereof.

     (f) The Purchaser agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Vendor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Purchaser to the Vendor pursuant hereto. The Vendor shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

     (g) Upon the Vendor receiving a total of $1,000,000 from payments of Royalty the Royalty shall terminate. The
          Purchaser shall always have the right to prepay such amount before it is actually due.

RECORDING OF AGREEMENT
----------------------

6. The Purchaser shall be entitled to record this Agreement or a memorandum in respect of this Agreement against the title to the Property.

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                                6

ABANDONMENT OF THE PROPERTY
---------------------------

7. The Purchaser may at any time determine to abandon the property. In the event of abandonment, the Purchaser will:

     (a)  leave the claims in good standing for a minimum of one
          (1) year under all applicable legislation, free and clear of all liens, charges and encumbrances arising form this Agreement or their operations hereunder and in a safe and orderly condition;

     (b) deliver to the Vendor within 60 days of its written request a comprehensive report on all work carried out by the Purchaser on the Claims (limited to factual matters only) together with copies of all maps, drill logs, assay results and other technical data compiled by the Purchaser with respect to the Claims;

     (c) have the right and obligation on demand made by the Vendor, to remove from the Claims within six months of the effective date of termination all facilities erected, installed or brought upon the Claims by or at the instance of the Purchaser provided that at the option of the Vendor any or all of the facilities not so removed will become the property of the Vendor; and

     (d) deliver to the Vendor a duly executed transfer in registrable form of 100% right, title and interest in and to the Claims in favour of the Vendor.

FURTHER ASSURANCES
------------------

8. Concurrently with the execution of this Agreement the Vendor shall execute or cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonable require transferring a 100% interest in and to the Property to the Purchaser which the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

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                                7

NOTICE
------

9. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

PAYMENT
-------

10. All references to monies hereunder will be in Canadian funds. All payments to be made to any party hereunder may be made by cheque mailed or delivered to such party to its address for notice purposes as provided herein, or for the account of such party at such bank in Canada as such party may designate from time to time by written notice. Such bank will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

REGULATORY APPROVAL
-------------------

11. This Agreement shall be subject to the approval of all regulatory authorities having jurisdiction.

ENTIRE AGREEMENT
----------------

12. This Agreement constitutes the entire agreement between the parties and replaces and supercedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

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                                8

GENDER
------

13. Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

ENUREMENT
---------

14. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

THE COMMON SEAL OF
NORMARK VENTURES CORP.
was hereunto affixed in the presence of:

/s/ N. Wareham
--------------------------------------------
Authorized Signatory


--------------------------------------------
Authorized Signatory




SIGNED, SEALED AND DELIVERED
BY GLEN MACDONALD
in the presence of:


/s/ A. O'Neill                                         /s/ G. MacDonald
--------------------------------------------
Signature

A. O'Neill
--------------------------------------------
Name

1880 - 1055 W. Georgia St. Van, BC
--------------------------------------------
Address





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                             SCHEDULE "A"
                             ------------


                             THE PROPERTY
                             ------------


A.     Located Mineral Claims

                                Grant
          Claim Name            Number          Year of Expiry
          ----------            ------          --------------

          AVA 1                 YC18994         November 27, 2001
          AVA 2                 YC18995         November 27, 2001
          AVA 3                 YC18996         November 27, 2001
          AVA 4                 YC18997         November 27, 2001


all located in the Whitehorse Mining District of the Yukon
Territory, Canada


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                             SCHEDULE "B"
                             ------------

                          NET SMELTER RETURNS
                          -------------------


1.        For the purposes of this Agreement:

     (a) "Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter or other purchaser for the sale of bullion, concentrates or ores produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the purchaser in computing payment:

          (i) in the case of the sale of bullion, refining charges only;

          (ii) in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation of such concentrates from the Property to any smelter or other purchaser; and

          (iii) in the case of ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation from the mill to any smelter or other purchaser for concentrates.

     (b)  "Commencement of Commercial Production" means:

          (i) if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

          (ii) if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production.

2. The Purchaser shall have the right to commingle with ore from the Property, ore produced from other properties owned or controlled by the Purchaser, provided the Purchaser shall adopt and employ reasonable practices and procedures for weighing, sampling and assaying in order to determine the amounts of products derived from, or attributable to, ore mined and produced from the Property.
 The Purchaser shall maintain accurate records of the results of such sampling, weighing and assaying with respect to any ore mined and produced from the Property. The Vendor or its authorized agent shall be permitted the right to examine at all reasonable times such records pertaining to commingling of ores or to the calculations of Net Smelter Returns.

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3.        Commencing on the third anniversary of this Agreement and
every year thereafter until Commencement of Commercial Production from the Property unless the Purchaser shall have abandoned the Property, the Purchaser shall pay the Vendor an advance on Net Smelter Returns of $5,000 per calendar quarter. Any advances on Net Smelter Returns paid under this paragraph shall be accumulated and be deductible from any Net Smelter Returns to the Vendor to the extent such Net Smelter Returns payments exceed $20,000 for any calendar year.

4. If, after Commencement of Commercial Production from the Property, Net Smelter Returns payable to the Vendor for any calendar year are less than $20,000, the Purchaser shall pay to the Vendor on or before May 1 of the following year the difference between the $20,000 and the amount of Net Smelter Returns payable for the said calendar year.